BELLSOUTH TELECOMMUNICATIONS,
             INC. TRUST UNDER EXECUTIVE BENEFIT
             PLAN(S)
                       TABLE OF CONTENTS



Section 1.   Establishment of Trust                          2

Section 2.   Payments to Plan Participants and
             Their Beneficiaries                             6

Section  3.  Trustee Responsibility Regarding Payments
             to Trust Beneficiary When Company is Insolvent  9

Section 4.   Payments to Company                            10

Section 5.   Investment Authority                           11

Section 5A.  Sale of Company Stock by Trustee               15

Section 6.   Disposition of Income                          19

Section 7.   Accounting by Trustee                          19

Section 8.   Responsibility of Trustee                      19

Section 9.   Compensation and Expenses of Trustee           20

Section 10.  Resignation and Removal of Trustee             21

Section 11.  Appointment of Successor                       22

Section 12.  Amendment or Termination                       22

Section 13.  Miscellaneous                                  24

Section 14.  Effective Date                                 29

               BELLSOUTH TELECOMMUNICATIONS, INC.
             TRUST UNDER EXECUTIVE BENEFIT PLAN(S)



     This Agreement made this 23rd day of May, 1996, by and between BellSouth Corporation, a Georgia corporation
(BellSouth), BellSouth Telecommunications, Inc., a Georgia corporation whollyowned by BellSouth (Company), and Bankers
Trust Company, a New York corporation (Trustee);

     (a) WHEREAS, Company has adopted the nonqualified deferred compensation Plan(s) as listed in Appendix A;

     (b) WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating in such Plan(s);

     (c) WHEREAS, to make certain provisions for the payment of such liability BellSouth and Trustee on April 25, 1990 executed a trust agreement for the benefit of certain officers and certain key managers of BellSouth and its affiliates (including Company) who participate in the Plan(s) (the "Predecessor Trust");

     (d) WHEREAS, Company and Trustee on April 29, 1993 amended and restated the Predecessor Trust insofar as it related to Company's obligations (but not obligations of subsidiary or other affiliated entities) to pay benefits under the Plan(s) (hereinafter, called "Trust") and contributed assets to the Trust, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until full payment has been made in respect of such obligations of Company to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s);

   (e)  WHEREAS, BellSouth, Company and Trustee on April 28,
1995 amended and restated the Trust;

     (f) WHEREAS, BellSouth, Company and Trustee now desire once again to amend and restate the Trust in the form of this Trust Agreement;

     (g) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan(s) as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees or as an excess benefit plan for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

     (h) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s);

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1.  Establishment of Trust.
      (a) BellSouth, Company and Trustee hereby amend and restate in all respects the Trust in the form of this Trust Agreement. The principal of the Trust shall be held, administered and disposed of by Trustee as provided in this Trust Agreement.
    (b)  The Trust hereby established shall be irrevocable.
     (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part
I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.
     (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.
          (e)(1) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to Trustee in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel any such additional deposits under this subsection (1).
          (2) If, as of the last day of a fiscal year of the Trust, the funding level of the Trust shall be less than eighty percent (80%) of the Trust's funding level as of the last day of any of the five (5) most recently preceding fiscal years of the Trust (taking into account contributions made under this Section 1(e)(2) for each such year), BellSouth shall notify Trustee of such situation and Company shall make an irrevocable contribution to the Trust within one hundred eighty (180) days following the last day of such fiscal year. Such contribution shall be in the amount which, had such contribution been made as of the last day of such fiscal year of the Trust, would have been sufficient to bring the Trust's funding level equal to the Trust's funding level as of the last day of the fiscal year among the five (5) most recently preceding fiscal years on which the Trust's funding level was highest. In no event shall such contribution be required if, as of the last day of such fiscal year, the fair market value of the Trust's assets is one hundred percent (100%), or greater, of the aggregate Current Liability (as defined in subsection (5) of this Section 1(e)) of Company under the Plan(s). For purposes of this Section 1(e)(2), "funding level" shall mean the ratio (stated as a percentage) that the fair market value of the assets in the Trust bears to the aggregate Current Liability of Company under the Plan(s).
          (3) If, as of the last day of a fiscal year of the Trust, the funding level of the Trust (taking into account any contribution required under subsection (2) of this
Section 1(e)) shall be less than one hundred percent (100%), BellSouth shall notify Trustee of such situation and Company shall make an irrevocable contribution to the Trust within one hundred eighty (180) days following the last day of such fiscal year. Such contribution shall be in the amount which, had the contribution been made as of the last day of such fiscal year of the Trust, would have been sufficient to bring the Trust's funding level to 100% as of the last day of such fiscal year. For purposes of this Section 1(e)(3), "funding level" shall mean the ratio (stated as a percentage) that the fair market value of the assets in the Trust bears to the aggregate Current Liability of Company under the Plan(s); provided, that such Current Liability shall be determined using, instead of the interest rate described in Section
1(e)(5) hereof, the valuation interest rate assumption reported by the enrolled actuary for Company's principal defined benefit pension plan (measured by the number of active management employees of Company and affiliated entities participating in all such plans at the end of the respective plan year which coincides with or ends within the fiscal year of the Trust), in its actuarial valuation report for such plan for such plan year, for purposes of funding such respective plan for such plan year. Notwithstanding the foregoing, (1) if the enrolled actuary for Company's principal defined benefit pension plan changes the applicable valuation interest rate reported for a plan year, as described in the sentence above, in the enrolled actuary's actuarial statement and opinion subsequently prepared as part of the annual report required by ERISA for such plan year,
(i) BellSouth shall so notify the Trustee, (ii) the changed valuation interest rate shall be substituted for the originally reported valuation interest rate in determining Company's contribution required under this Section 1(e)(3) above, and (iii) Company shall make any additional required contribution resulting from such change within sixty (60) days after the change, and (2) if as of the end of a fiscal year of the Trust, Company and affiliated entities do not maintain a defined benefit pension plan covering management employees with assets having an aggregate market value of at least Fifty Million Dollars ($50,000,000.00), Current
Liability for purposes of this Section 1(e)(3) shall be determined using an interest rate assumption equal to the average of the monthly averages of the 30-year constant maturity U.S. Treasury rate, expressed in percent per annum, during such fiscal year of the Trust, as published in the Federal Reserve Report, a successor report or, if there is no successor report, comparable data, plus one percent (1%) per annum.
     (4)  For purposes of subsections (2) and (3) of this
Section 1(e), the funding level of the Trust and all related determinations shall be made by BellSouth; provided, however, that following the engagement of a Trustee's Contractor, such determination shall be made by Trustee's Contractor. The
Trustee may rely on the accuracy of all such determinations.
     (5)(A)    For purposes of this Trust, "Current
Liability" shall mean the amount required to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan(s), to the extent such benefits are obligations of Company (and not obligations of subsidiary or other affiliated entities). The Current
Liability on any date with respect to a Plan shall be determined as if the Plan terminated as of such date using an interest rate (subject to Section 1(e)(3)) equal to the Pension Benefit Guaranty Corporation valuation interest rate for immediate annuities as in effect on such date, the 1983 Group Annuity Mortality Table published by the Society of Actuaries, and reasonable actuarial calculation principles consistently applied. Current Liability shall be determined, as of the last day of each fiscal year of the Trust and at such additional times as are necessary to implement the provisions of this Trust Agreement, by BellSouth; provided, however, that following the engagement of a Trustee's Contractor, such determinations shall be made by Trustee's Contractor. The Trustee may rely on the accuracy of all such determinations.
          (5)(B) In the event that the interest rate assumption described in subsection (5)(A) above is at any time no longer available or the mortality assumption described above is at any time no longer considered a reasonable and reliable mortality assumption, other interest rate (subject to Section 1(e)(3)) or mortality assumptions, as the case may be, deemed generally comparable to the above specified assumptions, may be used instead. All determinations regarding substitute assumptions, including whether such substitution is reasonably necessary and the selection of the substitute assumption(s), shall be made by BellSouth; provided, however, that following the engagement of a Trustee's Contractor, such determinations shall be made by Trustee's Contractor.

     (f) Upon a Change of Control, BellSouth shall promptly notify Trustee thereof and, as soon as possible, but in no event longer than one hundred twenty (120) days following the Change of Control, as defined herein, Company shall make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan(s), to the extent such benefits are obligations of Company (and not obligations of subsidiary or other affiliated entities), as of the date on which the Change of Control occurred. Such contribution shall be in an amount equal to the excess, if any, of the aggregate Current Liability as of the date on which the Change of Control occurred over the fair market value of the Trust's assets as of the valuation date most recently preceding the date on which such contribution is made. Thereafter, Company shall make an additional contribution each fiscal year to the Trust, as soon as possible, but in no event longer than one hundred twenty (120) days following the last day of each such fiscal year, in an amount equal to the excess, if any, of the aggregate Current Liability under the Plan(s) as of the last day of the fiscal year over the fair market value of the Trust's assets as determined on the valuation date most recently preceding the date on which such contribution is made. The amount of all such contributions shall be determined by Trustee's Contractor. The Trustee may rely on the accuracy of all such determinations.
     (g) If, as of a Distribution Date with respect to outstanding rights to purchase Series A First Preferred Stock, under the terms of and as defined in a Rights Agreement between BellSouth and Chemical Bank, as Rights Agent, under an agreement originally dated November 27, 1989 (a "Distribution Date"), the aggregate Current Liability exceeds the fair market value of the Trust's assets (such fair market value determined as of the valuation date most recently preceding such Distribution Date), Company shall be required to make an additional contribution to the Trust in an amount equal to such excess or, at Company's option, to obtain a letter of credit, or a series of letters of credit, adequate to fund such amount as of such Distribution Date under the Plan(s) and maintain such letter(s) of credit until such time as the aggregate Current Liability no longer exceeds the fair market value of the Trust's assets. The determination of whether the aggregate Current Liability exceeds the fair market value of the Trust's assets upon a Distribution Date and, if so, the amount of such excess, shall be made by BellSouth; provided, however, that following the engagement of a Trustee's Contractor, such determinations shall be made by Trustee's Contractor. The Trustee may rely on the accuracy of all such determinations. Any such letter of credit, or series of letters of credit, shall be part of the general assets of Company and shall not be an asset of this Trust and, unless otherwise agreed to in writing by Trustee, Trustee shall have no responsibility whatsoever with respect to the adequacy of, or selection of the issuer or issuers of, any such letter or letters of credit.

     (h)  If, in any five (5) consecutive calendar year period,
(i) there are five (5) or more final determinations by courts of competent jurisdiction that (A) BellSouth or a subsidiary of BellSouth, including Company, which both is a member of BellSouth's "controlled group of corporations" as such term is defined in Section 13(g)(4) and has adopted a Plan (a "Participating Company") has failed to pay (after reasonable notice and demand for payment) any benefit due under the terms and conditions of a Plan and that (B) there was no material issue of fact or law respecting such company's obligation to make such benefit payment, or (ii) there are two (2) or more final determinations by courts of competent jurisdiction, in lawsuits instituted after reasonable notice and demand with respect thereto, in which the court determines that BellSouth or a Participating Company had acted in bad faith and with a clear and deliberate disregard for such company's obligations under the Plan(s), there shall be deemed to have occurred a Change of Control as defined in this Trust Agreement and BellSouth shall give Trustee prompt written notice of such event. For purposes of this Trust Agreement, the term "final determination" means a determination with respect to which all rights of appeal or to request a review, a rehearing or redetermination have been exhausted or have lapsed.

        Section 2.  Payments to Plan Participants and Their
Beneficiaries.

     (a) BellSouth or the Trustee's Contractor if one shall have been engaged, shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable by Company in accordance with the terms and conditions of the Plan(s) in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan(s)), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company. Payments may be made in cash or, where called for under the terms of the Plan(s), in Company Stock (as such term is defined in Section 5(g) hereof).
Notwithstanding the foregoing, if a benefit which is distributable in the form of Company Stock under the terms of a Plan becomes payable at a time when there is no (or insufficient) Company Stock in the Trust with which to satisfy such benefit obligation, and if Company fails or refuses to pay such benefit within a reasonable time after notice from Trustee that it has become so payable, Trustee shall use other assets of the Trust to acquire Company Stock, on the open market or otherwise in its discretion, sufficient to satisfy such benefit obligation.
     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits payable by Company under the Plan(s) shall be determined in accordance with the terms of the Plan(s) by BellSouth (or Company) or such party as it shall designate under the Plan(s), or the Trustee's Contractor if one shall have been engaged, and any claim for such benefits shall be considered and reviewed and paid or not paid under the procedures set out in the Plan(s). Notwithstanding any Plan provision to the contrary, if a Trustee's Contractor shall have been engaged, all such determinations shall be made by the Trustee's Contractor whose determinations shall be final, conclusive and binding on all persons. Neither Trustee nor Trustee's Contractor shall have any obligation for determining whether any Plan participant or beneficiary has died and shall be entitled to rely upon any information in this regard furnished by BellSouth or Company.

     (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). In such event, Company shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities. BellSouth shall notify Trustee of Company's decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits payable by Company in accordance with the terms of the Plan(s), Company shall make the balance of each such payment as it falls due. Trustee shall notify BellSouth where principal and earnings are not sufficient.
     (d) BellSouth may engage a third party administrator as a contractor of the Trustee ("Trustee's Contractor"), who shall not be a Plan participant or beneficiary (but who may be the Trustee), to perform functions described in this Section 2(d) and elsewhere in this Trust Agreement which would otherwise be performed by BellSouth or Company.
          (1) Upon engagement of a Trustee's Contractor, as soon as practicable but in no event longer than thirty (30) days thereafter, BellSouth shall furnish to the Trustee's Contractor copies of the Plan documents, employment records of participants, and other information necessary to determine the benefits which are or may become payable by Company to or with respect to each participant in each Plan, including any benefits payable after the participant's death, and the recipient of same and the procedures which BellSouth has adopted to calculate such benefit payments. BellSouth shall regularly, at least annually, and upon each benefit change under the Plan(s) furnish revised, updated information to the Trustee's Contractor. In the event BellSouth refuses or neglects to provide updated participant information as contemplated herein, the Trustee's Contractor shall be entitled to rely on the most recent information furnished to it by BellSouth.
     (2) In the event of a Change of Control, BellSouth shall have the duty to engage, as soon as practicable thereafter, a Trustee's Contractor reasonably acceptable to the Trustee if there shall at that time be no Trustee's
Contractor then serving. In addition, if as of a Distribution Date (as such term is defined in Section 1(g) hereof), there shall be no Trustee's Contractor then serving, BellSouth shall have the duty to designate on a stand-by basis a Trustee's Contractor who shall commence to serve as Trustee's Contractor in the event such Distribution Date is followed by a Change of Control. After a Change of Control, BellSouth shall not have any control or authority with respect to the Trustee's Contractor so engaged or then serving, or any successor Trustee's Contractor, including without limitation any rights with respect to the removal or replacement of any such Trustee's Contractor or its duties pursuant to this Trust Agreement.

     (3) Unless Trustee agrees to perform the functions of the Trustee's Contractor described herein, Trustee shall have no responsibility hereunder for any obligation assigned to a Trustee's Contractor or (subject to subsection (4) below) for the performance of a Trustee's Contractor's duties and responsibilities under this Trust Agreement.
     (4)  BellSouth may replace or remove any Trustee's
Contractor from time to time serving hereunder, in its sole discretion, prior to the occurrence of a Change of Control. Following a Change of Control, Trustee, in its sole discretion, may remove a Trustee's Contractor engaged by BellSouth or any successor Trustee's Contractor and shall remove any such person and engage a successor to such person if Trustee deems such person's performance as a Trustee's Contractor unsatisfactory. At all times following a Change of Control, upon any such removal, or the voluntary resignation of any such Trustee's Contractor or the occurrence of any other event which shall result in the cessation of performance of the Trustee's Contractor's duties hereunder, Trustee shall use its best efforts to engage a new Trustee's Contractor (which may be Trustee); provided, however, Trustee shall perform the duties of the Trustee's Contractor during any period for which Trustee is unable to find a new Trustee's Contractor (so that there will be no default in payments under the Plan(s) as a result of the absence of a Trustee's Contractor), and any person engaged as a Trustee's Contractor shall in the judgment of Trustee be independent of Company and BellSouth. The person who removes or replaces a Trustee's Contractor shall be responsible for assuring that there is a timely and complete transfer of records from such Trustee's Contractor to such person's successor.
     (5) Except for the records dealing solely with the assets of the Trust and investment of those assets, which shall be maintained by the Trustee, if a Trustee's Contractor shall be engaged, the Trustee's Contractor shall maintain all Plan participant records contemplated by this Agreement, including the Payment Schedule. All such records and copies of the Plan(s) documents and employment records of the participants in the possession of the Trustee's Contractor shall be made available promptly upon request of Trustee, BellSouth or Company. The Trustee's Contractor shall also prepare and distribute participant statements to participants and beneficiaries and shall perform such other duties and responsibilities contemplated under the terms of this Trust Agreement as BellSouth or Trustee, as the case may be, determines is necessary or advisable to achieve the objectives of this Trust Agreement.
          (6) BellSouth and Company shall indemnify and hold harmless the Trustee's Contractor for any liability or expenses, including without limitation advances for or prompt reimbursement of reasonable fees and expenses of counsel and other agents retained by it, incurred by the Trustee's Contractor with respect to keeping the records for participants' benefits, reporting thereon to participants and beneficiaries, certifying benefit information to Trustee, determining the status of benefits hereunder and otherwise carrying out its obligations under this Trust Agreement, other than those resulting from Trustee's Contractor's negligence or willful misconduct or its failure to reasonably calculate and certify the amount of benefits based on the applicable terms of the Plan documents and other information and procedures furnished by BellSouth to the Trustee's Contractor in accordance with this Trust Agreement. The Trustee's Contractor shall be entitled to reasonable compensation for services hereunder, the amount of which shall be agreed upon from time to time by BellSouth or, following a Change of Control, the Trustee, and the Trustee's Contractor in writing, and reimbursement for reasonable expenses incurred in connection with its performance of such services. Following a Change of Control, Trustee's good faith determination of compensation to be paid to a Trustee's Contractor (including Trustee when it acts in such capacity) shall be binding on BellSouth and each other person having an interest in the Trust. All such compensation and expenses shall be paid by Trustee from the assets of the Trust. If not so paid, such compensation and expenses shall be paid by BellSouth or Company.
          (7) Except as may be otherwise agreed by the Trustee's Contractor and BellSouth, or Trustee following a Change of Control, the Trustee's Contractor's obligations are limited solely to those explicitly set forth herein and the Trustee's Contractor shall have no responsibility, authority or control, direct or indirect, over the maintenance or investment of the Trust and shall have no obligation in respect of Trustee or the Trustee's compliance with the Trustee's Contractor's certifications to Trustee.
     Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent.

     (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
     (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.
          (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

          (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan(s) or otherwise.

          (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with
     Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).


     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to
Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due from Company to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4.  Payments to Company.

     (a) Except as provided in Sections 3, 4(b), 4(c), 5(b) and 12(c) hereof, after the Trust has become irrevocable, neither BellSouth nor Company shall have the right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s) to the extent such benefits are obligations of Company.

     (b) If, prior to a Change of Control, within sixty (60) days following the end of a fiscal year of the Trust, BellSouth provides a written certification to Trustee, reasonably acceptable to the Trustee that, as of the last day of the fiscal year, the fair market value of the assets of the Trust exceeds one hundred twenty percent (120%) of the aggregate Current Liability, Trustee shall, at BellSouth's request, distribute to Company all or part of such excess. No distribution pursuant to this Section 4(b) may be made following a Change of Control.

     (c) Prior to a Change of Control, Trustee shall, if so instructed by BellSouth in writing within thirty (30) days after the actual filing of BellSouth's federal income tax return for a year, reimburse Company from the assets of the Trust for federal, state or local income taxes, or any part thereof, which BellSouth certifies that Company has paid, attributable to income of the Trust for such year, as determined by BellSouth, within thirty
(30) days after receipt of such request. No reimbursement for taxes pursuant to this Section 4(c) may be made following a Change of Control.


      (d) Notwithstanding any other provision of this Trust Agreement, including without limitation Section 1(b) hereof, prior to a Change of Control Company shall have the right with respect to each contribution to the Trust (other than contribution(s) required pursuant to subsections 2 and 3 of Section 1(e) hereof) to cause Trustee to return all or any portion of a contribution and any and all income on such contribution to Company. Such right shall be exercised by giving written notice to Trustee and shall be exercisable in a nonfiduciary capacity without the approval or consent of Trustee or any other person. Such right shall expire with respect to each contribution to the Trust upon the earlier of (i) thirty days following the date on which the contribution is made, (ii) the last day of the taxable year of Company in which the contribution is made or (iii) a Change of Control. Company's right under this Section 4(d) shall expire upon a Change of Control.

     Section 5.  Investment Authority.

     (a)  Except as otherwise provided in subsections (c), (d),
(e) and (g) of this Section 5, the assets of the Trust shall be invested and reinvested by Trustee, without distinction between principal and income, at such time or times in such investments and pursuant to such investment strategies or courses of action and in such shares and proportions, as Trustee, in its sole discretion, shall deem advisable. Except as otherwise provided herein, Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by BellSouth. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

     (b) Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. In connection with any substitution of assets described in this
Section 5(b), Company Stock may not revert to Company in kind at any time following a voting record date for any meeting of BellSouth stockholders and before such meeting, unless Trustee shall have voted such shares by proxy. Such reversion may occur immediately following the stockholders' meeting to which such record date relates. Further, any such substitution may be made only out of property available to the Company for the purchase of shares of stock under applicable state law, as determined by Company.

     (c) Subject to the provisions of Section 5A, investment authority over the Trust's assets, or any portion thereof, other than dividends on Company Stock held by the Trust, may be reserved by BellSouth to itself from time to time in its absolute discretion, prior to a Change of Control. Any such reservation of discretionary authority by BellSouth shall be communicated to Trustee in writing. In this regard, unless BellSouth notifies Trustee to the contrary, BellSouth shall act through its Treasurer or any person who such Treasurer authorizes in writing to act on his behalf or any other person who is authorized to act on BellSouth's behalf by a resolution of BellSouth's Board of Directors. BellSouth shall furnish Trustee from time to time with a list of the names and signatures of all persons authorized to so act. Notwithstanding anything to the contrary contained herein, following a Change of Control, BellSouth may not reserve discretionary authority for the management and control of any assets of the Trust and any prior reservation then in effect shall immediately be nullified.
     (d) Trustee shall be under no duty or obligation to review or to question any direction of BellSouth pursuant to authority reserved under subsection (c) of this Section 5, or to review securities or any other property so held with respect to prudence or proper diversification, or to make any suggestions or recommendation to BellSouth with respect to the retention or investment of any such assets and shall have no authority to take any action or to refrain from taking any action with respect to any such assets unless and until it is directed to do so by BellSouth. Notwithstanding anything to the contrary in this Trust Agreement, BellSouth does hereby discharge indemnify and hold harmless Trustee, its directors, officers, employees, and agents, from and against any and all losses, costs, damages, claims, penalties, expenses (including reasonable attorneys' fees and expenses) or liabilities arising in connection with Trustee's administration of the Trust consistent with Section 5(c).
     (e) Trustee shall be responsible for assuring the daily investment of cash balances, unless directed otherwise by BellSouth pursuant to authority reserved in subsection (c) of this
Section 5, so as to maintain uninvested cash balances at a minimum.

     (f) Without in any way limiting the powers and discretions conferred upon Trustee by the other provisions of this Trust Agreement, Trustee (and BellSouth acting pursuant to authority reserved under subsection (c) of this Section 5) shall be vested with the following powers and discretions (to be exercised in light of the nature and purpose of this Trust) with respect to the assets of the Trust subject to its management and control:

          (1) To invest and reinvest in any property, real, personal or mixed, wherever situated and whether or not productive of income or consisting of wasting assets, including without limitation, common and preferred stocks, bonds, notes, debentures (including convertible stocks and securities), leaseholds, mortgages, certificates of deposit or demand or time deposits (including any such deposits with Trustee), shares of investment companies and mutual funds, interests in partnerships and trusts, insurance policies and annuity contracts, and oil, mineral or gas properties, royalties, interests or rights, without being limited to the classes of property in which trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Trust;
          (2) To invest and reinvest all or any portion of the Trust collectively through the medium of any common, collective or commingled trust fund that may be established and maintained by Trustee, to be held and invested subject to all of the terms and conditions thereof, and such trust shall be deemed adopted as a part of the Trust to the extent that assets of the Trust are invested therein;
         (3) To retain any property at any time received by the Trustee;
     (4) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;
     (5) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

     (6) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property so deposited;

    (7) To extend the time of payment of any obligation held by it;

     (8) To hold uninvested any monies received by it, without liability for interest thereon until such monies shall be invested, reinvested or disbursed;

     (9) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

     (10) For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

    (11) To manage, administer, operate, insure, repair, improve, develop, preserve, mortgage, lease or otherwise deal with, for any period, any real property or any oil, mineral or gas properties, royalties, interests, or rights held by joining with others, using other Trust assets for any such purposes, to modify, extend, renew, waive or otherwise adjust any provision for amortization of the investment in or depreciation of the value of such property;




     (12) To employ suitable agents (including but not limited to actuarial and employee benefit consulting firms) and counsel, who may be counsel to BellSouth or Trustee, and to pay their reasonable expenses and compensation from the Trust to the extent not paid by Company or BellSouth;

     (13) To register any securities held in the Trust in the name of a nominee and to hold any investment in bearer form, and to combine certificates representing such investments with certificates of the same issue held by the Trustee in other fiduciary capacities or to deposit or arrange for the deposit of such securities in a qualified central depository even though, when so deposited, such securities may be merged and held in bulk in the name of the nominee of such depository with other securities deposited therein by any other person, or to deposit or arrange for the deposit of any securities issued by the United States Government, or an agency or instrumentality thereof, with a federal reserve bank, but the books and records of Trustee shall at all times show that all such investments are part of the Trust;
          (14) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, Trustee shall not be required to take any such action unless it shall have been indemnified by BellSouth or the Trust to its reasonable satisfaction against liability and expense it might incur therefrom;
          (15) To organize under laws of any state a corporation or trust for the purpose of acquiring and holding title to any property which it is authorized to acquire hereunder and to exercise with respect thereto any or all of the powers set forth herein; and
          (16) Generally, to do all acts consistent with its duties hereunder, whether or not expressly authorized, that Trustee may deem necessary or desirable for the protection of the Trust.
     (g) Notwithstanding anything to the contrary contained herein (other than the provisions of Section 5A hereof), unless and until directed otherwise by BellSouth, or the occurrence of a Change of Control, the assets of the Trust (other than dividends on Company Stock held by the Trust) shall be invested and reinvested exclusively in the common stock, par value $1.00 per share, of BellSouth Corporation ("Company Stock") except to the extent that BellSouth directs otherwise with respect to a portion of the assets in anticipation of reasonable liquidity needs of the Trust. Trustee shall purchase from BellSouth any such Company Stock acquired for the Trust, unless Trustee is instructed otherwise by BellSouth in writing. With respect to assets of the Trust invested in Company Stock, Trustee shall have no obligation to diversify investments in the Trust, and shall not be subject to any rule of applicable law which might otherwise make necessary, require, or in any way deem appropriate diversification of investments in the Trust, all such rules being hereby expressly waived. Notwithstanding anything to the contrary in this Trust Agreement, BellSouth and Company do hereby discharge, indemnify and hold harmless Trustee, its directors, officers, employees and agents, from and against any and all losses, costs, damages, claims, penalties, expenses (including reasonable attorneys' fees and expenses) or liabilities arising in connection with such Trustee's administration of the Trust consistent with this Section 5(g).
     (h) Following a Change of Control, Trustee may no longer invest in Company Stock or any other securities or obligations issued by BellSouth or Company, and Section 5(g) shall no longer apply. After a Change of Control, Trustee shall have and exercise all discretionary authority for the management and control of Trust assets and shall commence the orderly disposition of Company Stock, subject to the provisions of Section 5A hereof to the extent applicable. Trustee may, in its sole discretion, retain Company Stock acquired prior to a Change of Control for such period of time as Trustee deems appropriate and in the best interest of participants and beneficiaries in the Plan(s). In no event may Trustee make additional investments in Company Stock on behalf of the Trust after a Change of Control, other than (i) amounts held in diversified common investment vehicles in which Trustee invests, and (ii) through the exercise of rights to acquire Company Stock attributable to shares held at the time of the Change of Control, in the Trustee's sole discretion, if the Trustee deems such exercise appropriate and in best interest of the participants and beneficiaries in the Plan(s).
     Section 5A.  Sale of Company Stock by Trustee.
     (a) Except as otherwise specifically permitted herein, Trustee may not sell Company Stock except: (1) as necessary from time to time to satisfy benefit obligations under the Plan(s) which are required to be paid by Trustee under this Trust; (2) pursuant to a tender or exchange offer, by other than BellSouth, for all or substantially all of the issued and outstanding Company Stock; or (3) following a Change of Control; and then only as specifically permitted herein.
     (b) Trustee shall provide BellSouth with not less than 30 days prior notice that it proposes to sell any Company Stock, unless Trustee determines in good faith that such delay would cause irreparable harm to Trustee or to the Trust, in which event Trustee shall provide reasonable notice of such proposed sale. Notice shall be given by telephone, confirmed promptly by facsimile or first class mail, postage prepaid. Trustee shall specify in any event the number of shares proposed to be sold.
     (c) Trustee shall make sales of Company Stock pursuant to an effective registration statement under, or an exemption (including but not limited to Rule 144) from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and in compliance with applicable state securities laws.
     (d) Should either BellSouth or Trustee determine in good faith, with the written advice of counsel delivered to and in form reasonably acceptable to the other party hereto, that such proposed sale could not reasonably be made pursuant to an exemption from the Securities Act, then Trustee may demand in writing that BellSouth, at BellSouth's option, either purchase under Section 5A(f) or register under the Securities Act under
Section 5A(e), such number of shares of Company Stock held and proposed to be sold by Trustee. BellSouth shall promptly notify Trustee by telephone, confirmed promptly by facsimile or first class mail, postage prepaid, whether it elects to proceed under
Section 5A(f) or 5A(e).

     (e) If BellSouth elects registration pursuant to a demand under Section 5A(d) above, then:
          (1) As soon as practicable, but in any event within 90 days after receipt of the demand from Trustee, BellSouth shall:
               (i)  file with the Securities and Exchange
          Commission (the "Commission") a registration statement covering the shares to be sold and use its reasonable best efforts to have such registration statement filed pursuant to this Agreement declared effective as promptly as practicable. BellSouth shall advise Trustee of the progress of such filing and of any review thereof undertaken by the Commission, and promptly notify Trustee, and confirm such advice in writing, (x) when such registration statement becomes effective, (y) when any post-effective amendment to such registration statement becomes effective and (z) of any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;
          (ii) use its reasonable best efforts to register, qualify, or effect compliance not later than the effective date of any registration statement filed pursuant to this Trust Agreement, the shares of Company
     Stock registered thereunder under the blue sky laws of such states or the District of Columbia as the Trustee may reasonably request; provided, however, that neither BellSouth nor Company shall be obligated to qualify as a foreign corporation or as a dealer in securities or to execute or file any general consent to service of process under the laws of any such jurisdiction where it is not so subject; and, provided, further, that BellSouth reserves the right not to register or qualify shares of Company Stock in any jurisdiction where registration or qualification of such shares would be unreasonably burdensome;
          (iii) from time to time (x) after BellSouth has elected to satisfy a demand for sale by means of registration, immediately advise Trustee of any event or development, including a material adverse change in the financial condition, business or affairs of BellSouth, known to BellSouth (other than events or developments affecting market or economic conditions generally), which may have a material adverse impact on the proposed offering; and (y) within the period of effectiveness of such registration statement, advise Trustee of any event or development requiring amendment or supplement (which amendment or supplement shall be prepared with reasonable promptness by BellSouth) of the registration statement or prospectus used in connection therewith or rendering it inadvisable to use the prospectus until it is supplemented or amended; and


          (iv) furnish to Trustee such number of copies of any preliminary and final prospectuses and any amendments and supplements thereto as Trustee may reasonably request.

     (2) Trustee and BellSouth shall negotiate with an underwriter selected or approved by BellSouth with regard to the underwriting of such requested registration. BellSouth shall enter into an underwriting agreement in customary form with the underwriter(s) and Trustee in which BellSouth and Trustee (to the extent applicable based only on such information as is provided in writing by Trustee) shall provide customary indemnification to such underwriter(s) and each other.
     (3) BellSouth shall have the right to terminate or withdraw any registration contemplated by it under this
Section 5A(e) prior to or following the effectiveness of such registration for any reason whatsoever, provided that it shall thereupon be required to purchase shares pursuant to
Section 5A(f).

          (4) Trustee shall provide all such information and materials and take all such actions, furnish all such information, execute all such documents and cooperate with BellSouth in good faith, all as may be reasonably required in order to permit BellSouth to comply with all applicable requirements of the Commission and all other applicable laws or regulations and to obtain acceleration of the effective date of the registration statement.
          (5) All expenses incurred in connection with any registration, qualification or compliance pursuant to this Trust Agreement, including without limitation, all registration, filing and qualification fees, printing and engraving expenses, fees and disbursements of counsel for BellSouth, and expenses of any special audits or comfort letters incidental to or required by such registration, shall be borne by BellSouth, provided that Trustee may pay such expenses and recover same from the Trust if BellSouth fails to satisfy such expenses in a timely manner.
     (f) Notwithstanding any contrary provision of this Agreement, if BellSouth advises Trustee of any delays in filing or effectiveness of more than 60 days, if BellSouth and Trustee are unable despite good faith efforts to agree as to registration or an exempt sale, or if a registered sale would not permit Trustee to sell Company Stock expeditiously enough to meet Trustee's good faith needs, Trustee may demand that BellSouth purchase, or if BellSouth elects to purchase stock pursuant to Section 5A(d),
(e)(3) or (g), BellSouth shall purchase the Company Stock desired to be sold at fair market value, which shall be the volume weighted average trading price (including only trades which would meet the time of purchases conditions under Rule 10b-18 under the Securities Exchange Act of 1934, as amended ("Rule 10b-18"), of a share of such security on the New York Stock Exchange on the day that BellSouth receives such demand or gives notice of such election. BellSouth and Trustee shall use their reasonable best efforts to agree as to the prompt execution, closing and delivery of shares and proceeds therefor.
     (g) Until a Change of Control, BellSouth may, on notice of a proposed sale by Trustee, whether or not exempt, elect to purchase such Company Stock from Trustee at fair market value, as defined in Section 5A(f), and with the manner, conditions, and closing of such sale to be agreed upon by BellSouth and Trustee.
     (h) BellSouth shall be entitled to postpone the filing of any registration statement and any amendment or supplement thereto otherwise required to be prepared and filed by it, or to direct that Trustee postpone any sale or put if, at the time it receives a request for registration or sale, (i) BellSouth determines, in its reasonable business judgment, that such filing, registration and offering, or sale or put, would materially interfere with the likely success of a proposed purchase or sale of securities by BellSouth; or (ii) counsel for BellSouth opines in writing that the filing of such registration statement, amendment or supplement, or sale or put would have a material adverse impact on any material ongoing or pending transaction or program of BellSouth or any of its subsidiaries or any other circumstances; provided, that should such delays adversely affect Trustee's ability to pay benefits as contemplated by this Trust Agreement, then BellSouth shall advance such funds as may be reasonably needed by Trustee for such proposed pending sale.
     (i) Notwithstanding any provisions above permitting sale by Trustee of Company Stock, Trustee shall, until a Change of Control or a tender or exchange offer for all or substantially all of the issued and outstanding Common Stock, limit sales, whether registered or exempt (other than sales described in Section 5A(f)), by reference to the volume limitations for issuer repurchases within Rule 10b-18; provided, that block sales may not exceed 25% of the trading volume on the New York Stock Exchange, Inc. for the 14 day period prior to such sale. BellSouth shall provide all information reasonably required by Trustee to make determinations as to the number of shares which may be sold, and Trustee shall promptly notify BellSouth as to all sales made other than through a registered public offering.

     (j) BellSouth and Trustee shall each cooperate in good faith and employ their reasonable best efforts in permitting and effecting any purchase or sale of Company Stock as contemplated in this Section 5A and each shall comply with all applicable laws and regulations relating to the foregoing including, without limitation, federal and state securities laws, rules and regulations issued thereunder, and any other governmental or stock exchange requirements or regulations relating thereto.

     Section 6.  Disposition of Income.

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     Section 7.  Accounting by Trustee.

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between BellSouth and Trustee. Within forty-five (45) days following the close of each calendar year and within forty-five (45) days after the removal or resignation of the Trustee, Trustee shall deliver to BellSouth a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. In addition, as of the end of each calendar month (referred to in this Trust as a "valuation date"), within ten (10) days after each such month-end, Trustee shall deliver to BellSouth a written account setting forth the value of the Trust's assets, together with such other information as shall be agreed upon between BellSouth and Trustee.

     Section 8.  Responsibility of Trustee.

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for (i) any action taken pursuant to a direction, request or approval given by BellSouth, Company or a Trustee's Contractor which is contemplated by, and in conformity with, the terms of the Plan(s) or this Trust and is given in writing by BellSouth, Company or a Trustee's Contractor (other than Trustee when it acts as Trustee's Contractor), or (ii) the investment in, or retention of, Company Stock pursuant to the terms of this Agreement, and no such action shall be considered a breach of the fiduciary standard herein set forth. In the event of a dispute between BellSouth, Company or a Trustee's Contractor and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If Trustee undertakes or defends any litigation arising in connection with this Trust or a Plan (including without limitation any action to compel funding of the Trust pursuant to
Section 1 hereof, to compel BellSouth or Company to take any action under the Trust or the Plan(s), or to determine Trustee's obligations hereunder), Trustee shall be indemnified by the Trust against Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and the Trust shall be primarily liable for such payments, other than those arising from Trustee's negligence or willful misconduct. Trustee shall also be entitled to reasonable payment from the Trust for the allocation of Trustee's personnel to the investigation and defense or prosecution thereof, at Trustee's normal hourly billing rates. If such costs, expenses and liabilities are not paid from the Trust for any reason (including without limitation insufficiency of the Trust's assets to satisfy such obligations) in a reasonably timely manner, BellSouth and Company agree to indemnify Trustee against such costs, expense and liabilities. Anything in this subsection (b) to the contrary notwithstanding, BellSouth and Company shall indemnify and hold Trustee harmless from and against all costs, expenses and liabilities arising out of or relating to the acquisition, retention or disposition of Company Stock, except with respect to matters covered by the Trustee's indemnity to be provided under Section 5A(e)(2).

     (c) Trustee may consult with legal counsel (who may also be counsel for BellSouth generally) with respect to any of its duties or obligations hereunder.

     (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

      (e) Trustee shall have, without exclusion, all powers consistent with the terms hereof conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 9.  Compensation and Expenses of Trustee.

     All administrative and Trustee's fees as agreed upon between Trustee and BellSouth and reasonable expenses actually incurred by the Trustee in performing its duties hereunder including the fees and expenses of any third party which provides services contemplated herein or in the Plan(s) shall be paid by Trustee from the assets of the Trust and, until so paid, shall constitute a lien on the assets of the Trust. If not so paid, the fees and expenses shall be paid by Company or BellSouth.
     Section 10.  Resignation and Removal of Trustee.
     (a) Trustee may resign at any time by written notice to BellSouth, which shall be effective sixty (60) days after receipt of such notice unless BellSouth and Trustee agree otherwise; provided that in no event shall any such resignation take effect prior to the appointment of a successor Trustee.
     (b) Trustee may be removed by BellSouth on sixty (60) days notice or upon shorter notice accepted by Trustee.
     (c) Upon a Change of Control, as defined herein, Trustee may not be removed by BellSouth for one (1) year. Additionally, after the expiration of the one (1) year period following a Change of Control, Trustee may be removed by BellSouth only if BellSouth first obtains the express written consent to such removal of more than twenty-five percent (25%) of the participants in the Plan(s).
     (d) If Trustee resigns or is removed within one (1) year of a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee's resignation or removal. Additionally, if Trustee resigns or is removed after expiration of the one (1) year period following a Change of Control, BellSouth may select a successor Trustee in accordance with the provisions of Section 11(b) hereof if it shall first obtain the express written consent to the appointment of the proposed successor of more than twenty-five percent (25%) of the participants in the Plan(s). If BellSouth fails to so appoint a successor Trustee, Trustee shall select a successor Trustee. Upon the appointment and acceptance by, and transfer of assets to, a successor Trustee, Trustee shall have no further responsibilities under this Trust Agreement.
     (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless BellSouth extends the time limit.
     (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed and charged to the Trust as administrative expenses of the Trust.
     Section 11.  Appointment of Successor.
     (a)  If Trustee resigns or is removed in accordance with
Section 10(a) or (b) or (c) hereof, BellSouth may, subject to
Section 10(d), appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state or federal law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by BellSouth or the successor Trustee to evidence the transfer.

     (b) If Trustee resigns or is removed pursuant to the provisions of Section 10(a), (b), (c) or (d) hereof and selects a successor Trustee pursuant to Section 10(d) hereof, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state or federal law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

     (c) A former Trustee shall prepare and deliver to BellSouth and to the successor Trustee a final accounting unless BellSouth waives BellSouth's right to such accounting, and such accounting shall be effective through the date of the former Trustee's transfer of all assets to its successor. The successor Trustee need not examine the records and acts of any prior Trustee unless requested to do so by BellSouth (and, after a Change of Control, unless the successor Trustee in addition concludes that there is a reasonable basis for such request by BellSouth) and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. Subject to the foregoing, the successor Trustee shall not be responsible for and BellSouth shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee. The compensation arrangement for the successor Trustee shall be reasonable in relation to the services to be performed by the successor Trustee.

     Section 12.  Amendment or Termination.

     (a) This Trust Agreement (including Appendix A hereto) may be amended by a written instrument executed by Trustee, BellSouth and Company. Notwithstanding the foregoing, (i) no such amendment shall conflict with the terms of the Plan(s) as then in effect or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof and (ii) the duties and responsibilities of Trustee shall not be increased without Trustee's written consent.

          (1) Furthermore, notwithstanding anything to the contrary in this Trust Agreement (except as otherwise provided in this Section 12), (i) prior to a Change of Control, no amendment shall be made to Section 1(d) through
     (h), Section 2, Section 4, Section 5(h), Section 10(c),
     Section 10(d), this Section 12(a), Section 13(d), Section 13(g), Section 13(j), and Section 13(k), and no deletion shall be made in Appendix A, without the prior written consent of more than twenty-five percent (25%) of the affected participants in the Plan(s) unless such amendment would not, in the opinion of counsel, have a material and adverse effect on the rights or interests of such participants; and (ii) following a Change of Control, no amendment shall be made to any provision of this Trust Agreement (including Appendix A hereto) without the prior written consent of more than twenty-five percent (25%) of the affected participants in the Plan(s) unless such amendment would not, in the opinion of counsel, have a material and adverse effect on the rights or interests of such participants.

          (2) The limitations contained in Section 12(a)(1) shall not apply with respect to any amendment which is reasonably necessary, in the opinion of counsel, to preserve the status of the Trust as a grantor trust and the status of the Plan(s) as unfunded for federal income tax purposes and for purposes of ERISA or to guard against an adverse impact on Plan participants or beneficiaries and which, in the opinion of counsel, is drafted primarily to preserve such status or to reduce or eliminate such adverse impact on such person or persons.

          (3) In each instance in which an opinion of counsel is contemplated in this Section 12(a) prior to a Change of Control, such opinion shall be in writing and delivered to Trustee, rendered by a nationally recognized law firm selected by BellSouth, and in each instance in which an opinion of counsel is contemplated in this Section 12(a) after a Change of Control, such opinion shall be in writing and delivered to Trustee, rendered by a nationally recognized law firm selected by the Trustee's Contractor. Trustee may rely on all such opinions and determinations.

     (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits from Company pursuant to the terms of the Plan(s). Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

     (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan(s), BellSouth and Company may terminate this Trust prior to the time all benefit payments under the Plan(s) have been made. All assets in the Trust at termination shall be returned to Company.

     (d) Trustee may rely for purposes of this Section 12 on a certificate furnished by BellSouth prior to a Change of Control, and by the Trustee's Contractor after a Change of Control,
(i) with respect to any amendment requiring the prior written consent of more than twenty-five percent (25%) of the affected participants in the Plan(s) pursuant to subsection (a) of this
Section 12, that such consent has been obtained, (ii) with respect to subsection (b) of this Section 12, that Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s), and (iii) with respect to subsection (c) of this Section 12, that the written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan(s) has been obtained.

     Section 13.  Miscellaneous.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of New York.

     (d) For purposes of this Trust, Change of Control shall mean: (i) any "person" (as such term is defined in the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of BellSouth or Company or other corporation owned directly or indirectly by the shareholders of BellSouth in substantially the same proportions as their ownership of stock of BellSouth, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of BellSouth representing 20% or more of the total voting power represented by BellSouth's then outstanding voting securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of BellSouth and any new director whose election by the Board of Directors or nomination for election by BellSouth's shareholders was approved by a vote of at least two-thirds of the directors who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof. Notwithstanding anything to the contrary in this Trust Agreement, for purposes of Section 5 and Section 5A hereof, "50%" shall be substituted for "20%" where such reference appears in clause (i) of this Section 13(d). For all purposes of this Trust Agreement, Trustee shall have no responsibility whatsoever to determine whether or not a Change of Control has occurred.

          (e)(1) After the execution of this Trust Agreement, BellSouth shall promptly file with Trustee, and following the appointment of a Trustee's Contractor, BellSouth shall promptly file with the Trustee's Contractor, a certified list of the names and specimen signatures of the officers of BellSouth and any delegate authorized to act for it. Unless BellSouth notifies Trustee to the contrary, BellSouth shall act through its Treasurer or any person who such Treasurer authorizes in writing to act on his behalf or any other person who is authorized to act on BellSouth's behalf by a resolution of BellSouth's Board of Directors. BellSouth shall promptly notify Trustee and the Trustee's Contractor, if applicable, of the addition or deletion of any person's name to or from such list, respectively. Until receipt by Trustee and/or the Trustee's Contractor of notice that any person is no longer authorized so to act, Trustee or the Trustee's Contractor may continue to rely on the authority of the person. All certifications, notices and directions by any such person or persons to Trustee or the Trustee's Contractor shall be in writing signed by such person or persons. Trustee and the Trustee's Contractor may rely on any certification, notice or direction of BellSouth that the Trustee or the Trustee's Contractor reasonably believes to have been signed by a duly authorized officer or agent of BellSouth. Trustee and the Trustee's Contractor shall have no responsibility for acting or not acting in reliance upon any notification reasonably believed by Trustee or the Trustee's Contractor to have been signed by a duly authorized officer or agent of BellSouth.

          (e)(2) After the engagement of a Trustee's Contractor (other than Trustee), the Trustee's Contractor shall promptly file with Trustee a certified list of the names and specimen signatures of the officers of the Trustee's Contractor and any delegate authorized to act for it. Trustee's Contractor shall promptly notify Trustee of the addition or deletion of any person's name to or from such list. Until receipt by Trustee of notice that any person is no longer authorized so to act, Trustee may continue to rely on the authority of the person. All certifications, notices and directions by any such person or persons to Trustee shall be in writing signed by such person or persons. Trustee may rely on any such certification, notice or direction of the Trustee's Contractor that Trustee reasonably believes to have been signed by or on behalf of a duly authorized officer or agent of the Trustee's Contractor. Trustee shall have no responsibility for acting or not acting in reliance upon any notification reasonably believed by the Trustee to have been signed by a duly authorized officer or agent of the Trustee's Contractor.
     (f) Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.
          (g)(1) This Trust Agreement shall be binding upon and inure to the benefit of any successor(s) to BellSouth, Company and Trustee; provided, that in the event of a Disposition (as defined in Section 13(g)(4) hereof) of Company, BellSouth shall cease to be a party to this Agreement and all rights, duties and obligations of BellSouth hereunder shall thereafter be rights, duties and obligations of Company or its successor(s).
          (g)(2)(A) If there is a transfer of any liability for the payment of any Transferred Benefit (as defined below) to any individual or entity (the "New Company") as a result of any transaction, including without limitation any sale of Company, its business or a portion thereof, merger, consolidation, reorganization, spin-off, division or transfer of assets (hereinafter a "corporate transaction") and there is a "Default" (as defined below) by New Company with respect to the payment of such benefit, Company shall (subject to this Section 13(g)(2)) pay such unpaid Transferred Benefit which is otherwise due and payable (and such payment may be made on Company's behalf from this Trust pursuant to Section
     2) if (i) this Trust remains in effect at the time such benefit is payable, (ii) there are sufficient assets in this Trust to pay such benefit and (iii) Section 13(g)(3) does not apply to such corporate transaction.
          (g)(2)(B)  For purposes of this Section 13(g)(2):
               (i) the term "Transferred Benefit" shall mean any Plan benefit (I) which is attributable to compensation deferrals made for pay periods ending before the effective date of such corporate transaction under any Plan(s) which are plans of deferred compensation and any interest on such deferrals (at an interest rate no higher than the rate payable under the terms of the Plan as of the date of such transaction) or which was accrued under any Plan(s) which are supplemental retirement or pension plans before the effective date of any such transaction, (II) for which the liability for payment was transferred to New Company in connection with such corporate transaction and (III) which are properly payable under the terms and conditions of the Plan(s) as in effect as of the date of such corporate transaction; and
               (ii) the term "Default" shall mean a default on the payment of a Transferred Benefit by the New Company if (I) the affected participant or beneficiary has
     timely and properly made a claim for such benefit and
     has exhausted all claims and claims review procedures properly imposed under the terms of the Plan(s) with respect to such benefit, (II) such participant or
     beneficiary has agreed to provide and timely provides whatever information Company or a Trustee's Contractor might request from such person with respect to such Transferred Benefit and New Company and (III) such participant or beneficiary promptly takes whatever action is reasonably requested by Company or the
     Trustee's Contractor to enable Company or the Trustee to
     be fully subrogated to the extent of any such payments
     to all the rights, claims and remedies such participant
     or beneficiary might have against New Company for the
     payment of the related Transferred Benefits.  Trustee
     shall not be required to take any action with respect to
     a subrogation claim unless there are sufficient assets
     in the Trust to cover the expense thereof.
     (g)(2)(C) The liability of Company under this Section 13(g)(2) shall not exceed the value of the assets of the
Trust as of the date payment is to be made by Company under
this Section 13(g)(2).
     (g)(3)    The provisions of Section 13(g)(2) shall not
apply to, and Company for purposes of Section 12(b) and each other provision of this Trust Agreement shall be deemed to
have paid in full and shall have no further obligation to
pay, any Transferred Benefit which is payable following any corporate transaction (i) which involves a Disposition, if there is established, or there is imposed on Company's
successor an obligation to establish (or there is otherwise provided with respect to affected Plan participants and beneficiaries), with respect to the Transferred Benefit an irrevocable trust which, in the opinion of counsel, meets the requirements for a "rabbi trust" as set forth in the model grantor trust agreement contained in Rev. Proc. 92-64, 1992-2
C. B. 422, or any successor to such Revenue Procedure, with a bank as trustee, and which when established (or, if already
in existence, at the effective date of such corporate
transaction) is funded to at least the funding level of this Trust, or (ii) which does not involve a Disposition, if (A)
there is established, or there is imposed on Company's
successor an obligation to establish, with respect to the Transferred Benefit a trust which, in the opinion of counsel, has terms substantially similar to any one of the Trusts
under Executive Benefit Plan(s) established by BellSouth or a subsidiary on or before the date hereof, as such trusts are then in effect, with a bank as trustee, and which when
established is funded to at least the funding level of this
Trust; or (B) the Transferred Benefit becomes covered, as of the effective date of such corporate transaction, by any
trust described in, or previously established pursuant to,
(A) above and which trust, if such transfer takes place on or after a Change in Control has occurred, is funded (after taking into account the Transferred Benefit) to at least the funding level of this Trust. The determination of whether the requirements of the preceding sentence have been
satisfied shall be made by BellSouth; provided, however, that following the engagement of a Trustee's Contractor, such determinations shall be made by Trustee's Contractor. The opinions of counsel contemplated in this Section 13(g)(3)
shall be in writing and delivered to Trustee, rendered by
     counsel for BellSouth or, following the engagement of a Trustee's Contractor, counsel selected by Trustee's Contractor. Trustee may rely on the accuracy of all such determinations and opinions. For purposes of this Section 13(g)(3), "funding level" shall have the meaning ascribed to such term in Section 1(e)(2) hereof, except that (i) in determining Current Liability of a trust other than this Trust, reference shall be made to liabilities under the plan(s) covered by each such trust and (ii) in determining funding level as of any date other than the last day of any trust's (including this Trust's) fiscal year, there may be employed reasonable estimation techniques, consistently applied.
          (g)(4) For purposes of this Trust Agreement, there shall be a "Disposition" of Company or its business, or a portion thereof, whenever as a result of any transaction the Company, successor(s) to Company or its business, or a portion thereof as the case may be, is not a member of BellSouth's "controlled group of corporations", as such term is defined in Section 1563(a) of the Internal Revenue Code of 1986, as amended, substituting "more than 50 percent" for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1).
     (h) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one Agreement.
      (i) Communications to Trustee shall be sent to Bankers Trust Company, 280 Park Avenue, New York, New York 10017
ATTENTION: Senior Vice President, Retirement Services Group, or to such other address as Trustee may specify in writing. No communication shall be binding upon Trustee until it is received by Trustee. Communications to BellSouth, Company and the Trustee's Contractor shall be sent to the principal offices of BellSouth, Company or the Trustee's Contractor, as the case may be, or to such other address as BellSouth, Company or the Trustee's Contractor, as applicable, may specify in writing.

     (j) In the event the participants and beneficiaries in one or more of the Plan(s) are determined generally to be subject to federal income tax on any amount in the Trust prior to the time of payment hereunder, the entire amount determined to be so taxable shall be distributed by Trustee to each affected participant or beneficiary. Company may, at its option, make such payments directly to affected participants and beneficiaries. An amount shall be determined to be subject to federal income tax upon the earliest of: (a) a final determination by the United States Internal Revenue Service addressed to a participant or beneficiary which is not appealed to the courts; (b) a final determination by the United States Tax Court or any other federal court affirming any such determination by the Internal Revenue Service; or (c) an opinion by counsel for BellSouth reasonably acceptable to Trustee addressed to BellSouth and Trustee, that, by reason of the Treasury Regulations, amendments to the Internal Revenue Code, published Internal Revenue Service rulings, court decisions or other substantial precedent, amounts hereunder are generally subject to federal income tax prior to payment; provided, that following a Change of Control, only an opinion by counsel selected by the Trustee's Contractor may be accepted by Trustee for purposes of (c). Company shall undertake at its sole expense to defend any tax claims described herein which are asserted by the Internal Revenue Service against any participant or beneficiary and which it determines would affect participants or beneficiaries generally, including attorneys' fees and costs of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Internal Revenue Service or by a lower court. Company also agrees to reimburse any participant or beneficiary for any interest or penalties in respect of tax claims hereunder which it determines would affect participants or beneficiaries generally, upon receipt of documentation of same. Any distributions from the Trust to a participant or beneficiary under this Section 13(j) (other than reimbursements of interest or penalties referred to in the preceding sentence) shall reduce the benefits payable to such participant and/or beneficiary under the Plan(s).
     (k) In the event that Company shall fail to satisfy any obligation of Company to a Plan participant or beneficiary under this Trust Agreement, or in one or more of the Plan(s), after reasonable notice and demand with respect thereto, and one or more participants or beneficiaries obtains a final determination by a court of competent jurisdiction that Company has so failed, such participant(s) or beneficiary(ies) shall be indemnified by the Trust against reasonable and appropriate costs and expenses (including without limitation reasonable attorneys' fees and expenses) relating thereto and the Trust shall be primarily liable for such payments. Interest on any Plan benefit payments which such court determines have been delayed to the extent interest or similar payments in an equal or greater amount are not provided in the Plan or by the court or otherwise shall also be paid from the assets of the Trust. Such interest shall be calculated using a rate of interest equal to the rate of interest on ten (10) year United States Treasury obligations, as determined on the first day of each calendar quarter, compounded quarterly. If such costs, expenses and interest are not paid from the Trust for any reason (including without limitations insufficiency of the Trusts assets to satisfy such obligations) in a reasonably timely manner, such participant(s) or beneficiary(ies) may obtain payment from Company.
     (l) Nothing herein shall be construed as restricting or limiting in any way amendment of the Plan(s) in accordance with the terms of the Plan(s).
     (m) Any other provisions of this Trust Agreement to the contrary notwithstanding, this Trust shall terminate no later than the twenty-first anniversary of the date of death of the survivor from among a class consisting of all of the descendants of the late Joseph P. Kennedy, the former Ambassador to the Court of Saint James, who are living on the date of the establishment of the Trust and, if the Trust is still in existence on such anniversary date, Trustee shall dispose of the Trust as Company shall direct.

     (n) In case of any conflict or inconsistency between the terms of this Trust Agreement and any Plan, the terms of this Trust Agreement shall control.

     Section 14.  Effective Date.

     The effective date of the Trust Agreement shall be the date of its execution set forth on page 1 of the Trust Agreement.
     IN WITNESS WHEREOF, the parties hereto have caused the Trust Agreement to be duly executed and their respective corporate seals to be hereto affixed on the date set forth on page 1 of the Trust Agreement.

                              BELLSOUTH CORPORATION

                              By: /s/Kincaid Paterson for
                              Title: Vice President, Secretary
                                     and Treasurer
(CORPORATE SEAL)

ATTEST:/s/Marcy A. Bass
Title:General Attorney & Assistant Secretary


                              BELLSOUTH TELECOMMUNICATIONS, INC.

                         By: /s/Patrick H. Casey
                         Title:Vice President and Comptroller

(CORPORATE SEAL)

ATTEST: /s/Eric B. Rudolph
Title: Assistant Secretary

                                          BANKERS TRUST COMPANY,
                                  as Trustee
                             By: /s/ Robert M. Bysshe
                             Title: Managing Director

(CORPORATE SEAL)

ATTEST: /s/ David Abramson_
Title: Vice President and Counsel


                            APPENDIX A



     BellSouth Nonqualified Deferred Compensation Plan

     BellSouth Nonqualified Deferred Income Plan

     BellSouth Corporation Supplemental Executive Retirement Plan

     BellSouth Corporation Executive Incentive Award Deferral
      Plan

     BellSouth Corporation Section 415 Excess Pension Plan